Exhibit 10.2(i)

Amended and Restated

1999 STOCK PLAN

OF

FIBROGEN, INC.

1. PURPOSES OF THE PLAN.

The purposes of the Amended and Restated 1999 Stock Plan, (the “Plan”) of FibroGen, Inc., a Delaware corporation (the “Company”), are to:

(a) Encourage selected employees, directors and consultants to improve operations and increase profits of the Company;

(b) Encourage selected employees, directors and consultants to accept or continue employment or association with the Company or its Affiliates; and

(c) Increase the interest of selected employees, directors and consultants in the Company’s welfare through participation in the growth in value of the common stock of the Company (the “Common Stock”).

Options granted under this Plan (“Options”) may be “incentive stock options” (“ISOs”) intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or “nonstatutory options” (“NSOs”). “Stock Awards” means any right granted under this Plan, including an Option and a right to acquire restricted stock.

2. ELIGIBLE PERSONS.

Every person who at the date of grant of a Stock Award is a full-time employee of the Company or of any Affiliate (as defined below) of the Company is eligible to receive Stock Awards, including NSOs or ISOs under this Plan. Every person who at the date of grant is a consultant to, or nonemployee director of, the Company or any Affiliate (as defined below) of the Company is eligible to receive Stock Awards other than ISOs under this Plan. The term “Affiliate” as used in the Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 424(e) and (f), respectively) of the Code. The term “employee” includes an officer or director who is an employee, of the Company. The term “consultant” includes persons employed by, or otherwise affiliated with, a consultant. The term “participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

3. STOCK SUBJECT TO THIS PLAN.

Subject to the provisions of Section 6.1.1 of the Plan, the total number of shares of stock which may be issued under Stock Awards granted pursuant to this Plan shall not exceed 24,850,000 shares of Common Stock. This number shall be reduced by the number of shares issued under the 1994 Stock Plan of FibroGen, Inc. (the “1994 Plan”). The shares covered by the portion of any grant under the Plan or the 1994 Plan which expires unexercised or unpurchased shall become available again for grants under the Plan. The shares purchased upon exercise of Stock Awards granted under the 1994 Plan and this Plan, which are subsequently repurchased by the Company shall become available again for grants under the Plan.

4. ADMINISTRATION.

(a) This Plan shall be administered by the Board of Directors of the Company (the “Board”) or, either in its entirety or only insofar as required pursuant to Section 4(b) hereof, by a committee (the “Committee”) of at least two Board members to which administration of the Plan, or of part of the Plan, is delegated (in either case, the “Administrator”); provided, however, that the Board may also designate the Chief Executive Officer of the Company as an Administrator on such terms and conditions as may be established from time to time by the Board.

(b) From and after such time as the Company registers a class of equity securities under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), it is intended that this Plan shall be administered in accordance with the disinterested administration requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission (“Rule 16b-3”), or any successor rule thereto.

(c) Subject to the other provisions of this Plan, the Administrator shall have the authority, in its discretion: (i) to grant Stock Awards; (ii) to determine the fair market value of the Common Stock subject to Stock Awards; (iii) to determine the exercise or purchase price of Stock Awards granted; (iv) to determine the persons to whom, and the time or times at which, Stock Awards shall be granted, and the number of shares subject to each Stock Award; (v) to interpret this Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to this Plan; (vii) to determine the terms and provisions of each Stock Award granted (which need not be identical), including but not limited to, the time or times at which Stock Awards shall be exercisable; (viii) with the consent of the participant, to modify or amend his or her Stock Award; (ix) to defer (with the consent of the participant) or accelerate the exercise date of any Stock Award; (x) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of a Stock Award; and (xi) to make all other determinations deemed necessary or advisable for the administration of this Plan. The Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper.

(d) All questions of interpretation, implementation, and application of this Plan shall be determined by the Administrator. Such determinations shall be final and binding on all persons.

(e) With respect to persons subject to Section 16 of the Exchange Act, if any, transactions under this Plan are intended to comply with the applicable conditions of Rule 16b-3, or any successor rule thereto. To the extent any provision of this Plan or action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrator. Notwithstanding the above, it shall be the responsibility of such persons, not of the Company or the Administrator, to comply with the requirements of Section 16 of the Exchange Act; and neither the Company nor the Administrator shall be liable if this Plan or any transaction under this Plan fails to comply with the applicable conditions of Rule 16b-3 or any successor rule thereto, or if any such person incurs any liability under Section 16 of the Exchange Act.

5. GRANTING OF STOCK AWARDS.

(a) No Stock Awards shall be granted under this Plan after ten years from the date of adoption of this Plan by the Board.

(b) Each Option shall be evidenced by a written stock option agreement and each restricted stock purchase shall be evidenced by a written restricted stock purchase agreement, in form satisfactory to the Company, executed by the Company and the person to whom such Stock Award is granted; provided, however, that the failure by the Company, the participant, or both to execute such an agreement shall not invalidate the granting of an Option, although the exercise of each option shall be subject to Section 6.1.3.

(c) The stock option agreement shall specify whether each Option it evidences is a NSO or an ISO.

6. TERMS AND CONDITIONS OF STOCK AWARDS.

Each Stock Award granted under this Plan shall be subject to the terms and conditions set forth in Section 6.1. unless otherwise indicated therein. NSOs and restricted stock purchases shall be also subject to the terms and conditions set forth in Section 6.2, but not those set forth in Section 6.3. ISOs shall also be subject to the terms and conditions set forth in Section 6.3, but not those set forth in Section 6.2.

6.1 Terms and Conditions to Which All Stock Awards Are Subject. All Stock Awards granted under this Plan shall be subject to the following terms and conditions:

6.1.1 Changes in Capital Structure. Subject to Section 6.1.2, if the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, or recapitalization, combination or reclassification, appropriate adjustments shall be made by the Board in (a) the number and class of shares of stock subject to this Plan and each Stock Award outstanding under this Plan, and (b) the exercise price of each outstanding Stock Award; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments. Each such adjustment shall be subject to approval by the Board in its sole discretion.

6.1.2 Corporate Transactions. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each holder of a Stock Award at least 30 days prior to such proposed action. To the extent not previously exercised, all Stock Awards will terminate immediately prior to the consummation of such proposed action. In the event of a merger or consolidation of the Company with or into another corporation or entity in which the Company does not survive, or in the event of a sale of all or substantially all of the assets of the Company in which the stockholders of the Company receive securities of the acquiring entity or an affiliate thereof, all Stock Awards shall be assumed or equivalent stock awards shall be substituted by the successor corporation (or other entity) or a parent or subsidiary of such successor corporation (or other entity). If such successor does not agree to assume the Stock Awards or to substitute equivalent rights therefor, unless the Administrator shall determine otherwise, the Stock Awards will expire upon such event.

6.1.3 Time of Option Exercise or Restricted Stock Purchase. Subject to Section 5 and Section 6.3.4, Options granted under this Plan shall be exercisable (a) immediately as of the effective date of the stock option agreement granting the Option, or b) in accordance with a schedule related to the date of the grant of the Option, the date of first employment, or such other date as may be set by the Administrator (in any case, the “Vesting Base Date”) and specified in the written stock option agreement relating to such Option; provided, however, that the right to exercise an Option must vest at the rate of at least 20% per year over five years from the date the option was granted, unless otherwise permitted by the California Securities Laws of 1968, as amended, and the regulations relating thereto. In any case, no Option shall be exercisable until a written stock option agreement in form satisfactory to the Company is executed by the Company and the optionee. Any restricted stock purchase shall be subject to a written restricted stock purchase agreement in form satisfactory to the Company and executed by the Company and the participant.

6.1.4 Stock Award Grant Date. Subject to Section 6.3.3 with respect to ISOs, the Administrator may approve the grant of Stock Awards under this Plan to persons who are expected to become employees, directors or consultants of the Company, but are not employees, directors or consultants at the date of approval. Otherwise, the date of grant of a Stock Award under this Plan shall be the date as of which the Administrator approves the grant.

6.1.5 Nonassignability of Stock Awards Rights. No Stock Award granted under this Plan shall be assignable or otherwise transferable by the holder of a Stock Award except by will or by the laws of descent and distribution. During the life of the holder of a Stock Award, a Stock Award shall be exercisable only by the participant.

6.1.6 Payment. Except as provided below, payment in full, in cash, shall be made for all stock purchased at the time written notice of exercise of a Stock Award is given to the Company, and proceeds of any payment shall constitute general funds of the Company. At the time a Stock Award is granted or exercised, the Administrator, in the exercise of its absolute discretion after considering any tax or accounting consequences, may authorize any one or more of the following additional methods of payment:

(a) Acceptance of the participant’s full recourse promissory note for all or part of the Stock Award price, payable on such terms and bearing such interest rate as determined by the Administrator (but in no event less than the minimum interest rate specified under the Code at which no additional interest would be imputed), which promissory note may be either secured or unsecured in such manner as the Administrator shall approve (including, without limitation, by a security interest in the shares of the Company);

(b) Delivery by the participant of Common Stock already owned by the participant for all or part of the Stock Award price, provided the value (determined as set forth in Section 6.1.11) of such Common Stock is equal on the date of exercise to the Stock Award price, or such portion thereof as the terms of the Stock Award authorizes to pay by delivery of such stock; provided, however, that if a participant has exercised any portion of any Stock Award granted by the Company by delivery of Common Stock, the participant may not, within six months following such exercise, exercise any Stock Award granted under this Plan by delivery of Common Stock without the consent of the Administrator; and

(c) Any other consideration and method of payment to the extent permitted under Sections 408 and 409 of the Delaware General Corporation Law.

6.1.7 Termination of Employment. If for any reason other than death or permanent and total disability, a participant ceases to be employed by the Company or any of its Affiliates (such event being called a “Termination”), Stock Awards held at the date of Termination (to the extent then exercisable) may be exercised in whole or in part at any time within three months of the date of such Termination, or such other period of not less than thirty days after the date of such Termination as is specified in the terms of the Stock Award(but in no event after the Expiration Date); provided, that if such exercise of the Stock Award would result in liability for the participant under Section 16(b) of the Exchange Act, then such three-month period automatically shall be extended until the tenth day following the last date upon which the participant has any liability under Section 16(b) (but in no event after the Expiration Date). If a participant dies or becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code) while employed by the Company or an Affiliate or within the period that the Stock Award remains exercisable after Termination, the Stock Awards then held (to the extent then exercisable) may be exercised, in whole or in part, by the participant, by his or her personal representative or by the person to whom the Stock Award is transferred by devise or the laws of descent and distribution, at any time one year after the death or the permanent and total disability of the participant or any other period of more than six months from the date of Termination as is specified in the terms of the Stock Award(but in no event after the Expiration Date). For purposes of this Section 6.1.7, “employment” includes service as a director or as a consultant. For purposes of this Section 6.1.7, a participant’s employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days or, if longer, if the participant’s right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

6.1.8 Repurchase of Stock. At the option of the Administrator, the stock to be delivered pursuant to the exercise of any Option or shares of Common Stock acquired under a restricted stock purchase agreement by an employee, director or consultant under this Plan may be subject to a right of repurchase in favor of the Company with respect to any employee, or director or consultant whose employment, or director or consulting relationship with the Company is terminated. Such right of repurchase either:

(a) shall be at the Stock Award exercise price or purchase price and (i) shall lapse at the rate of at least 20% per year over five years from the date the Stock Award is granted (without regard to the date it becomes exercisable), and must be exercised for cash or cancellation of purchase money indebtedness within 90 days of such termination and (ii) if the right is assignable by the Company, the assignee must pay the Company upon assignment of the right (unless the assignee is a 100% owned subsidiary of the Company or is an Affiliate) cash equal to the difference between the Stock Award exercise price and the value (determined as set forth in Section 6.1.11) of the stock to be purchased if the Stock Awards exercise price is less than such value; or

(b) shall be at the higher of the Stock Award exercise price or the value (determined as set forth in Section 6.1.11) of the stock being purchased on the date of termination, and must be exercised for cash or cancellation of purchase money indebtedness within 90 days of termination of employment, and such right shall terminate when the Company’s securities become publicly traded.

Determination of the number of shares subject to any such right of repurchase shall be made as of the date the employee’s employment by, director’s director relationship with, or consultant’s consulting relationship with, the Company terminates, not as of the date that any Stock Award granted to such employee, director or consultant is thereafter exercised.

6.1.9 Withholding and Employment Taxes. At the time of exercise of a Stock Award or at such other time as the amount of such obligations becomes determinable (the “Tax Date”), the optionee shall remit to the Company in cash all applicable federal and state withholding and employment taxes. If authorized by the Administrator in its sole discretion after considering any tax or accounting consequences, a participant may elect to (i) deliver a promissory note on such terms as the Administrator deems appropriate, (ii) tender to the Company previously owned shares of Stock or other securities of the Company, or (iii) have shares of Common Stock which are acquired upon exercise of the Stock Award withheld by the Company to pay some or all of the amount of tax that is required by law to be withheld by the Company as a result of the exercise of such Stock Award, subject to the following limitations:

(a) Any election pursuant to clause (iii) above by a participant subject to Section 16 of the Exchange Act shall either (x) be made at least six months before the Tax Date and shall be irrevocable; or (y) shall be made in (or made earlier to take effect in) any ten-day period beginning on the third business day following the date of release for publication of the Company’s quarterly or annual summary statements of earnings and shall be subject to approval by the Administrator, which approval may be given at any time after such election has been made. In addition, in the case of (y), the Stock Award shall be held at least six months prior to the Tax Date.

(b) Any election pursuant to clause (ii) above, where the participant is tendering Common Stock issued pursuant to the exercise of a Stock Award, shall require that such shares be held at least six months prior to the Tax Date.

Any of the foregoing limitations may be waived (or additional limitations may be imposed) by the Administrator, in its sole discretion, if the Administrator determines that such foregoing limitations are not required (or that such additional limitations are required) in order that the transaction shall be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3, or any successor rule thereto. In addition, any of the foregoing limitations may be waived by the Administrator, in its sole discretion, if the Administrator determines that Rule 16b-3, or any successor rule thereto, is not applicable to the exercise of the Stock Award by the participant or for any other reason.

Any securities tendered or withheld in accordance with this Section 6.1.9 shall be valued by the Company as of the Tax Date.

6.1.10 Other Provisions. Each Stock Award granted under this Plan may contain such other terms, provisions, and conditions not inconsistent with this Plan as may be determined by the Administrator, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify the Option as an “incentive stock option” within the meaning of Section 422 of the Code. If Stock Awards provide for a right of first refusal in favor of the Company with respect to stock acquired by employees, directors or consultants, such Stock Awards shall provide that the right of first refusal shall terminate upon the earlier of (i) the closing of the Company’s initial registered public offering to the public generally, or (ii) the date ten years after the grant date as set forth in Section 6.1.4.

6.1.11 Determination of Value. For purposes of the Plan, the value of Common Stock or other securities of the Company shall be determined as follows:

(a) If the stock of the Company is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System, its fair market value shall be the closing sales price for such stock or the closing bid if no sales were reported, as quoted on such system or exchange (or the largest such exchange) for the date the value is to be determined (or if there are no sales for such date, then for the last preceding business day on which there were sales), as reported in the Wall Street Journal or similar publication.

(b) If the stock of the Company is regularly quoted by a recognized securities dealer but selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for the stock on the date the value is to be determined (or if there are no quoted prices for the date of grant, then for the last preceding business day on which there were quoted prices).

(c) In the absence of an established market for the stock, the fair market value thereof shall be determined in good faith by the Administrator, with reference to the Company’s net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company’s industry, the Company’s position in the industry and its management, and the values of stock of other corporations in the same or a similar line of business.

6.1.12 Stock Award Term. Subject to Section 6.3.5, no Stock Award shall be exercisable more than ten years after the date of grant, or such lesser period of time as is set forth in the Stock Award agreement (the end of the maximum exercise period stated in the Stock Award agreement is referred to in this Plan as the “Expiration Date”).

6.1.13 Ten Percent Stockholder. The exercise of any Option and the purchase price of any restricted stock for any Stock Award granted to any person who owns, directly or by attribution under the Code currently Section 424(d), stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate (a “Ten Percent Stockholder”) shall in no event be less than 110% (in the case of restricted stock purchases, 100%) of the fair market value (determined in accordance with Section 6.1.11) of the stock covered by the Option at the time the Stock Award is granted.

6.2 Terms and Conditions to Which Only NSOs and restricted stock Are Subject. Options granted under this Plan which are designated as NSOs and restricted stock shall be subject to the following terms and conditions:

6.2.1 Exercise Price. Except as set forth in Section 6.1.13, the exercise price of a NSO or purchase price of restricted stock shall be not less than 85% of the fair market value (determined in accordance with Section 6.1.11) of the stock subject to the Stock Award on the date of grant (and on the date of purchase of the Common Stock in the case of restricted stock purchases).

6.3 Terms and Conditions to Which Only ISOs Are Subject. Options granted under this Plan which are designated as ISOs shall be subject to the following terms and conditions:

6.3.1 Exercise Price. Except as set forth in Section 6.1.13, the exercise price of an ISO shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the fair market value (determined in accordance with Section 6.1.11) of the stock covered by the Option at the time the Option is granted.

6.3.2 Disqualifying Dispositions. If stock acquired by exercise of an ISO granted pursuant to this Plan is disposed of in a “disqualifying disposition” within the meaning of Section 422 of the Code, the holder of the stock immediately before the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the Option as the Company may reasonably require.

6.3.3 Grant Date. If an ISO is granted in anticipation of employment as provided in Section 5(d), the Option shall be deemed granted, without further approval, on the date the grantee assumes the employment relationship forming the basis for such grant, and, in addition, satisfies all requirements of this Plan for Options granted on that date.

6.3.4 Vesting. Notwithstanding any other provision of this Plan, ISOs granted to any optionee under all incentive stock option plans of the Company and its subsidiaries may not “vest” for more than $100,000 in fair market value of stock (measured on the grant dates(s)) in any calendar year. For purposes of the preceding sentence, an option “vests” when it first becomes exercisable. If, by their terms, such ISOs taken together would vest to a greater extent in a calendar year, and unless otherwise provided by the Administrator, the vesting limitation described above shall be applied by deferring the exercisability of those ISOs or portions of ISOs which have the highest per share exercise prices; but in no event shall more than $100,000 in fair market value of stock (measured on the grant date(s)) vest in any calendar year. The ISOs or portions of ISOs whose exercisability is so deferred shall become exercisable on the first day of the first subsequent calendar year during which they may be exercised, as determined by applying these same principles and all other provisions of this Plan including those relating to the expiration and termination of ISOs. In no event, however, will the operation of this Section 6.3.4 cause an ISO to vest before its terms or, having vested, cease to be vested.

6.3.5 Term. Notwithstanding Section 6.1.12, no ISO granted to any Ten Percent Stockholder shall be exercisable more than five years after the date of grant.

7. MANNER OF EXERCISE.

(a) A participant wishing to exercise a Stock Award Option shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price as provided in Section 6.1.6. The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price will be considered as the date such Stock Award was exercised.

(b) Promptly after receipt of written notice of exercise of a Stock Award, the Company shall, without stock issue or transfer taxes to the participant or other person entitled to exercise the Stock Award, deliver to the participant or such other person a certificate or certificates for the requisite number of shares of stock. A participant or permitted transferee of a participant shall not have any privileges as a stockholder with respect to any shares of stock covered by the Stock Award until the date of issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of such shares.

8. EMPLOYMENT OR CONSULTING RELATIONSHIP.

Nothing in this Plan or any Stock Award granted thereunder shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate any participant’s employment or consulting at any time, nor confer upon any participant any right to continue in the employ of, or consult with, the Company or any of its Affiliates.

9. FINANCIAL INFORMATION.

The Company shall provide to each participant during the period such optionee holds an outstanding Stock Award, and to each holder of Common Stock acquired upon exercise of Stock Awards granted under the Plan for so long as such person is a holder of such Common Stock, annual financial statements of the Company as prepared either by the Company or independent certified public accountants of the Company. Such financial statements shall include, at a minimum, a balance sheet and an income statement, and shall be delivered as soon as practicable following the end of the Company’s fiscal year.

10. CONDITIONS UPON ISSUANCE OF SHARES. Shares of Common Stock shall not be issued pursuant to the exercise of a Stock Award unless the exercise of such Stock Award and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”).

11. NONEXCLUSIVITY OF THE PLAN. The adoption of the Plan shall not be construed as creating any limitations on the power of the Company to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or other rights with respect to its stock other than under the Plan.

12. MARKET STANDOFF. Each participant, if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the company under the Securities Act shall not sell or otherwise transfer any shares of Common Stock acquired upon exercise of Stock Awards during the 90-day period following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that such restriction shall apply only to the first two registration statements of the Company to become effective under the Securities Act which include securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restriction until the end of such 90-day period.

13. AMENDMENTS TO PLAN.

The Board may at any time amend, alter, suspend or discontinue this Plan. Without the consent of a participant, no amendment, alteration, suspension or discontinuance may adversely affect outstanding Stock Awards except to conform this Plan and ISOs granted under this Plan to the requirements of federal or other tax laws relating to incentive stock options. No amendment, alteration, suspension or discontinuance shall require stockholder approval unless (a) stockholder approval is required to preserve incentive stock option treatment for federal income tax purposes, or (b) the Board otherwise concludes that stockholder approval is advisable.

14. EFFECTIVE DATE OF PLAN.

This Plan shall become effective upon adoption by the Board provided, however, that no Stock Award shall be exercisable unless and until written consent of the stockholders of the Company, or approval of stockholders of the Company voting at a validly called stockholders’ meeting, is obtained within 12 months after adoption by the Board. If such stockholder approval is not obtained within such time, Options granted hereunder shall terminate and restricted stock purchased hereunder shall be rescinded and be of no force and effect from and after expiration of such 12-month period. Stock Awards may be granted and exercised under this Plan only after there has been compliance with all applicable federal and state securities laws.

AMENDED AND RESTATED

1999 STOCK PLAN

OF

FIBROGEN, INC.

i